UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2009

PENN NATIONAL GAMING, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-24206 (Commission File Number)	23-2234473 (IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, Pennsylvania (Address of Principal Executive Offices)		19610 (Zip Code)

Registrant’s telephone number, including area code (610) 373-2400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The cash tender offer by Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”) for any and all of its $200 million aggregate outstanding principal amount of 6 7/8% senior subordinated notes due 2011 (the “Notes”) expired at 5:00 p.m. New York City time on September 3, 2009.  Approximately $94,464,000 million aggregate principal amount of Notes were tendered.  Because the Company did not receive the requisite consents from holders of the Notes to the proposed amendments to the indenture under which the Notes were issued, as set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 6, 2009, as amended and supplemented, the indenture will not be amended to effect the proposed amendments, and the proposed amendments will not be implemented.  On September 4, 2009, the Company issued a press release announcing the expiration and results of the tender offer.  The press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press Release dated September 4, 2009 of Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn National Gaming, Inc.

By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

Date: September 4, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 4, 2009 of Penn National Gaming, Inc.